UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

001-34942

(Commission File Number)

Delaware	77-0557980
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3945 Freedom Circle, Suite 1100,

Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 217-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 31, 2012, Mr. Young K. Sohn, President and Chief Executive Officer (“CEO”) of Inphi Corporation (the “Company”), resigned as the Company’s President and CEO and from the Company’s Board of Directors effective as of February 1, 2012 (the “Effective Date”). Mr. Sohn will serve as a Senior Advisor to the Company until April 7, 2013 pursuant to a Senior Advisor Agreement dated February 1, 2012 (the “Senior Advisor Agreement”). Under the terms of the Senior Advisor Agreement, Mr. Sohn will receive $12,500 per month and (a) one-third (1/3) of the restricted stock units (“RSUs”) and one-third (1/3) of the stock options granted to Mr. Sohn on April 7, 2011, (b) 34,804 shares subject to the non-qualified stock options (NQ) granted to Mr. Sohn on April 30, 2010, and (a) 3,122 shares subject to the incentive stock options (ISO) granted to Mr. Sohn on April 30, 2010 (collectively, the “Continuing Equity”) will remain outstanding and eligible to vest subject to his continued service pursuant to the terms and conditions of the Senior Advisor Agreement. In the event the Company (a) terminates the Senior Advisor Agreement other than for material breach by Mr. Sohn or (b) the Company is subject to a Change of Control (as defined in the Senior Advisor Agreement) during the term of the Senior Advisor Agreement and the Company (or its successor) terminates the Senior Advisor Agreement without Cause (as defined in the Senior Advisor Agreement), then the Continuing Equity shall immediately vest and become exercisable.

The Company will also provide continued coverage under its health plan or, if not permitted under the terms of the plan, and if Mr. Sohn elects to continue group health insurance coverage under COBRA, will pay the monthly premium under COBRA for him and, if applicable, his dependents until the earliest of (a) the expiration of the Term (as defined in the Senior Advisor Agreement), (b) the expiration of his continuation coverage under COBRA or (c) the first day of Mr. Sohn’s eligibility to participate in a comparable group health plan maintained by a subsequent employer.

The foregoing description is not intended to be a comprehensive summary and is qualified by the terms of the Senior Advisor Agreement attached as Exhibit 10.1 and incorporated herein by reference.

(c) On February 1, 2012, the Company issued a press release announcing the appointment of Dr. Ford Tamer as its CEO and as a Class II director on the Company’s Board of Directors. Dr. Tamer, 50, most recently served as Chief Executive Officer of Telegent Systems, Inc. from June 2010 until August 2011. Prior to joining Telegent, Dr. Tamer was a Partner at Khosla Ventures from September 2007 to April 2010. Dr. Tamer previously served as Senior Vice President and General Manager - Infrastructure Networking Group at Broadcom Corporation from June 2002 to September 2007. He also served as Chief Executive Officer of Agere Inc. from September 1998 until it was acquired by Lucent Technologies in April 2000, which Lucent spun out as Agere Systems Inc. in March 2001. Dr. Tamer continued to serve as Vice President of Agere Systems until April 2002. He holds an M.S. degree and Ph.D. in engineering from Massachusetts Institute of Technology.

Dr. Tamer will receive a base salary of $300,000 per year (to be pro-rated for any partial year of service) and is eligible to receive a bonus in an amount up to 50% of base salary (as pro-rated for any partial year of service) through participation in the Company’s annual cash incentive program. In addition, Dr. Tamer received an option to purchase 557,645 shares of the Company’s common stock, which will vest over four years commencing on February 1, 2012 (the “Vesting Commencement Date”) with one-fourth of the shares vesting on the one-year anniversary of the Vesting Commencement Date and the remaining shares vesting in a series of 36 equal monthly installments thereafter. Dr. Tamer also received a restricted stock unit award for 278,822 shares, which will vest over four years commencing on the Vesting Commencement Date with one-half of the shares vesting on the two-year anniversary of the Vesting Commencement Date and one-quarter of the shares vesting on each of the third and fourth anniversaries of the Vesting Commencement Date.

The Company and Dr. Tamer also entered into a severance and change of control agreement dated February 1, 2012 (the “Severance Agreement”), which includes, among other provisions, (a) payment of 200% of Dr. Tamer’s annual base salary, plus the annual target bonus, and acceleration of vesting and exercisability of 100% of his outstanding equity awards (subject to certain limitations set forth in the Severance Agreement) in the event he is involuntarily terminated (as defined in the Severance Agreement) within 12 months of a change of control (as defined in the Severance Agreement) or within 3 months prior to a change of control; provided, however, if the definitive agreement pursuant to which the Company will be subject to a change of control is entered into within 12 months following Dr. Tamer’s start date, then his outstanding equity awards will only accelerate to the extent necessary to ensure that each equity award is vested with respect to 50% of the shares subject to such equity award, and (b) payment of 100% of Dr. Tamer’s annual base salary, plus the annual target bonus, in the event he is involuntarily terminated more than 12 months following a change of control or more than 3 months prior to a change of control and (1) if such termination occurs within 1 year of his start date, then the unvested shares subject to his equity awards that would have vested as of such termination date if the equity awards had been subject to monthly vesting will vest and become exercisable or (2) if such termination occurs following the 1 year anniversary of his start date, then his outstanding equity awards will accelerate with respect to 25% of the then unvested shares.

The foregoing description is not intended to be a comprehensive summary and is qualified by the terms of Dr. Tamer’s offer letter and the Severance Agreement attached as Exhibits 10.2 and 10.3 and incorporated herein by reference.

The full text of the Company’s press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1#	Senior Advisor Agreement dated as of February 1, 2012 by and between Young K. Sohn and the Company.

10.2#	Offer Letter dated as of February 1, 2012 between Ford Tamer and the Company.

10.3#	Severance and Change of Control Agreement dated as of February 1, 2012, by and between Ford Tamer and the Company.

99.1	Press Release dated February 1, 2012.

#	Indicated management or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHI CORPORATION

Date: February 3, 2012	By:	/s/ John Edmunds
John Edmunds
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1#	Senior Advisor Agreement dated as of February 1, 2012 by and between Young K. Sohn and the Company.

10.2#	Offer Letter dated as of February 1, 2012 between Ford Tamer and the Company.

10.3#	Severance and Change of Control Agreement dated as of February 1, 2012, by and between Ford Tamer and the Company.

99.1	Press Release dated February 1, 2012.

#	Indicates a management or compensatory plan.